UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 19, 2020

To the Shareholders of
GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2020 Annual Meeting of Shareholders (Annual Meeting) will be held at Company headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time, on Thursday, April 30, 2020. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or via the Internet. If you attend the Annual Meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2019.

Sincerely,

Gary L. Coleman Co-Chairman and Chief Executive Officer

Larry M. Hutchison Co-Chairman and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

DATE: Thursday, April 30, 2020 TIME: 10 a.m. Central Daylight Time LOCATION: Globe Life Inc. 3700 South Stonebridge Drive McKinney, Texas 75070

Directions to attend the Annual Meeting where you may vote in person can be found on our Company's website at https://investors.globelifeinsurance.com under the Calls & Meetings heading.
Shareholders will be asked to vote on the following items of business:

Voting Matters		Board Recommendation	Page Reference

1.	Elect the 11 nominees shown in the Proxy Statement as directors to serve for one-year terms or until their successors have been duly elected and qualified.	FOR	4

2.	Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.	FOR	10

3.
Approve on an advisory basis the compensation of our named executive officers, as described in Compensation Discussion and Analysis, the executive compensation tables and accompanying narrative in the Proxy Statement.

		FOR	10-11

4.	Transact any other business that properly comes before the meeting.

Record Date
The close of business on Tuesday, March 3, 2020 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.
How to Vote
You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the Annual Meeting in person. You may also choose to vote your shares by internet or telephone. You may revoke your proxy at any time before it is voted at the meeting.

The Annual Meeting will be conducted in accordance with Robert’s Rules of Order and our Shareholders' Rights Policy. The meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
McKinney, Texas
March 19, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 30, 2020: The Company’s Proxy Statement and 2019 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Note: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2019, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

PROXY STATEMENT SUMMARY
AND COMPANY HIGHLIGHTS
2019 Performance Highlights

Globe Life Inc., formerly Torchmark Corporation (the "Company"), experienced another successful year in 2019. We continue to have favorable growth through our strong underwriting margins, which on average are higher than our peers. We believe the Company is well positioned to create sustainable growth and build shareholder value for years to come. The charts below highlight what we consider to be the most important metrics we use to evaluate our business. Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures.

    1                 GL 2020 Proxy Statement

Executive Compensation Highlights

Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder wealth over the long term. Specific highlights include:

2019 Executive Compensation Changes	•	The 2019 Management Incentive Plan (MIP Plan) was adopted to replace the previous plan that had expired. There were no material changes to the terms of this plan.
	•	The Compensation Committee conducted an extensive review of performance measures and its process for setting performance goals for both the MIP Plan and performance share unit awards.
	•	As a result of this review, the Compensation Committee determined that Performance Share grants made in 2020 and thereafter would have a maximum award equal to 150% of target instead of 200%.

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation.
	•	Equity awards are made as a consistent percentage of market capitalization to provide maximum alignment with shareholders.
	•	Realizable pay, the truest test of executive value received, is well-aligned with the Company's total shareholder return (TSR).

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	No liberal share recycling on stock options and SARs
	•	Awards subject to both minimum vesting requirements and the Company’s clawback policy
	•	Fungible share count discourages granting restricted stock

Compensation Governance	•	The Board’s independent Compensation Committee oversees the program.
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee.
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each named executive officer’s (NEOs) target opportunity
	•	No dividend equivalents on performance share units
	•	Robust stock ownership guidelines for executive officers and directors
	•	Clawback policy applicable to current and former executive officers in the event of financial statement restatement
	•	NEOs (including the Co-CEOs) do not have employment contracts or severance agreements, with change of control provisions, entered into at time of employment.

Shareholder Support	•	In 2019, we received strong support for our executive compensation programs, with approximately 94.1% of votes cast approving our advisory say-on-pay resolution.
	•	Since 2011, our say-on-pay voting results have averaged a 96.6% approval rate.
The compensation recommendations and decisions for 2019 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Board Advisory, Inc.) and the independent members of the Board (with respect to the persons who served as Co-CEOs during 2019) are summarized in the Executive Summary of Compensation Discussion and Analysis in this Proxy Statement.

    2                 GL 2020 Proxy Statement

Governance Highlights

Corporate governance remained a focus of our Board and Company management in 2019. Our corporate governance practices were overseen by our Co-Chairmen and Chief Executive Officers, independent Lead Director and Governance and Nominating Committee. Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong Independent Lead Director
	•	100% Independent Board Committees
	•	Regular Executive Sessions of the Independent Members of the Board
	•	Independent Compensation Committee Consultant
	•	9 of 11 Board Members are Independent

Good Corporate Governance Practices	•	Annual Board and Committee Evaluations, including Periodic Individual Director Evaluations
	•	Policies prohibiting hedging and providing for clawbacks
	•	Appropriate Mix of Diversity and Tenure on Board
	•	Director and Executive Stock Ownership Requirements
	•	Director Retirement Age and Tenure Policy

Shareholders' Rights	•	Shareholders' Rights Policy
	•	No Supermajority Voting Provisions
	•	Annual Election of Directors
	•	Majority Voting Standard for Uncontested Director Elections

People and Culture	•	Succession planning and leadership development for the Board, Board leadership, executive officers and senior management positions
	•	Oversight and review of programs, policies and initiatives to foster an engaged and stable workforce
	•	Work environment based on accountability and standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives

Focus on Sustainability	•
Board oversight of Sustainability, including Audit Committee oversight of an Enterprise Risk Management Committee which receives periodic reports from the Environmental, Social and Governance (ESG) Committee

	•	Senior management level ESG Committee responsible for setting the Company's sustainability agenda, pursuant to a charter adopted by the Board of Directors
	•	Business practices designed to further good corporate citizenship and reflect sound fiscal management
	•	Published ESG Report
Additional information can be found in the Corporate Governance section of this Proxy Statement.

Board Composition Highlights

    3                 GL 2020 Proxy Statement

Voting Matters

At Globe Life Inc.'s 2020 Annual Meeting of Shareholders, you are being asked to:

Elect Directors
All eleven of our current directors are standing for re-election to a one-year term based upon a majority voting standard: Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen.

Information about the director nominees’ qualifications and tenure on the Board is located in the section of this Proxy Statement entitled PROPOSAL NUMBER 1 - Election of Directors.

Approve Auditors	Deloitte and Touche LLP, who have served as Globe Life Inc.'s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2020.

Advise on Executive Compensation
You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the various compensation tables and accompanying narrative compensation disclosures found in the Compensation Discussion and Analysis section of this Proxy Statement.

PROPOSAL NUMBER 1

Election of Directors

The Board of Directors proposes the election of Charles E. Adair, Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Jane M. Buchan, Gary L. Coleman, Larry M. Hutchison, Robert W. Ingram, Steven P. Johnson, Darren M. Rebelez and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2021 and until his or her successor is elected and qualified. Upon their re-nomination as directors, all directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. The number of directors was set at 12 persons, effective as of April 25, 2019. On February 26, 2020, following the resignation of Lamar C. Smith for personal reasons in October 2019, the Board determined to reduce the number of directors to 11 persons.
Effective as of April 30, 2019, non-management directors must retire from the Board at the annual meeting of shareholders immediately following the earlier of their 74th birthday or their completion of 18 years of service on the Board. Directors who are employees/officers of the Company must retire from active service as directors at the annual meeting of shareholders immediately following their 70th birthday.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

    4                 GL 2020 Proxy Statement

Director Nominees

The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees that possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations
Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.

Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other Experience Running Large Organizations
Experience leading large organizations is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive financial and operational results.

Enterprise Risk Management
Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have an adverse material impact on our business and ultimately shareholder value.

External Auditing
Helps fulfill oversight responsibilities related to evaluating the qualifications, independence and performance of the independent auditors, who audit our consolidated and statutory financial statements and help assess the adequacy and effectiveness of our internal controls.

Financial Services
Experience in the financial services sector contributes to the Board's understanding of the complex financial issues and regulatory requirements we regularly encounter as an insurance holding company with multiple insurance subsidiaries.

Government/Academic	Working in a senior-level government role or academia can bring highly-developed interpersonal/communication skills and experience in consensus-building to our Board.
High Level Senior Management (Below CEO)
Experience managing and leading functional areas critical to the operations of complex business organizations can provide insight into strategy and methods we can use to increase effectiveness and productivity in furtherance of our strategic objectives.

Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security
Can better inform the Board regarding technical issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.

Insurance Industry	Provides an understanding of the different types of insurance products our insurance subsidiaries offer and the distinct market niches in which they operate.
International Business
International business experience helps with recognizing and appreciating the potential opportunities and challenges affecting our non-U.S. operations resulting from the diverse business environments in which they operate.

Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance
We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.

Marketing/Advertising
Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.

Mergers and Acquisitions
Important for recognizing potential opportunities to maximize the use of our capital resources and for evaluating the strategic, business, financial, legal and human resources issues involved with such transactions.

Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

    5                 GL 2020 Proxy Statement

Director Nominee Profiles

Charles E. Adair

	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: President of Kowaliga Capital, Montgomery, Alabama, an investment management company since December 1993.

He is also a director of Tech Data Corporation and of Rayonier Advanced Materials, Inc.

Mr. Adair holds a B.S. in Accounting from the University of Alabama and completed the Advanced Management Program at Harvard Business School.

He brings to the Board extensive corporate governance experience developed from more than 20 years of experience as the former President and Chief Operating Officer of a NASDAQ-listed pharmaceutical and medical supplies distributor. Additionally, Mr. Adair has served on both public and private company boards, participating in acquisitions, divestitures and debt and equity financings.

Director since April 2003
Age 72

Linda L. Addison

	Independent Director	Member, Compensation Committee

Principal occupation: Of Counsel, Norton Rose Fulbright US LLP, since January 2017 (Formerly Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, 2013-2016).
She serves as an independent director of KPMG LLP, the U.S. audit, tax, and advisory firm and as a director of the non-profit boards of Catalyst and the M.D. Anderson Center Board of Visitors. Additionally, she serves as a Trustee of the University of Texas Law School Foundation.
Ms. Addison received a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law. She earned the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University's Software Engineering Institute.
As a global business leader with more than three decades of practical experience, Ms. Addison brings a broad array of skills to the Board, including expertise in corporate governance, cybersecurity oversight, technology, strategic planning, risk assessment and risk management, regulatory/compliance, compensation, mergers and acquisitions, human resources, and marketing.

Director since Feb. 2018
Age 68

Marilyn A. Alexander

	Independent Director	Chair, Governance and Nominating Committee

Principal occupation: Self-employed management consultant since November 2003 and Principal in Alexander & Friedman, LLC, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues since January 2006.
She formerly served as a director of DCT Industrial Trust, Inc. (2011-2018) and of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Trustees, Chapman University, Orange, California.

Ms. Alexander has an A.B. in Philosophy from Georgetown University and an M.B.A. from the Wharton Graduate School at the University of Pennsylvania.

Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort, where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin, as well as her own consultancy practice.

Director since Feb. 2013
Age 68

Cheryl D. Alston

	Independent Director	Member, Audit Committee

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas ("ERF"), a $3.6 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston serves on the Board of CHRISTUS Health, Blue Cross Blue Shield of Kansas City, and the Federal Home Loan Bank of Dallas. She formerly served as a director of Mercy Health in St. Louis, MO and as a member of the Pension Benefit Guaranty Corporation Advisory Committee.

She holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and a M.B.A. from the Leonard N. Stern School of Business at New York University.

With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since Feb. 2018
Age 53

    6                 GL 2020 Proxy Statement

Jane M. Buchan

	Independent Director	Member, Compensation Committee

Principal Occupation: Chief Executive Officer and Co-Chief Investment Officer of Martlet Asset Management LLC, Newport Beach, California, an institutional asset management firm since Aug. 2018 (Formerly CEO and Managing Director of Pacific Alternative Asset Management Company, LLC, Irvine, California, a fund of hedge funds focused on institutional investors, March 2000 - July 2018; Co-CEO of PAAMCO Prisma Holdings June 2017 - July 2018).

Ms. Buchan is a director of AGF Management Limited and Innocap Investment Management. She formerly served as Chairwoman and Director of Chartered Alternative Investment Association (CAIA). She is a Trustee of Reed College, Portland, Oregon and the University of California Irvine Foundation.

She has a B.A. in Economics from Yale University and a M.A. and Ph.D. in Business Economics/Finance from Harvard University.

Ms. Buchan's 30+ year career as an investment professional, including her experience as CEO of Pacific Alternative Asset Management and as Co-CEO of PAAMCO Prisma Holdings, LLC (which grew to $32 billion under management placing it third globally in the league tables at the time of her retirement), her time in the Capital Markets Group of J.P. Morgan Investment Management, and as an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth College provides the Board with a broad range of investment management skills.

Director since Oct. 2005
Age 56

Gary L. Coleman

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.

Mr. Coleman is also a member of the Board of Directors, Texas Rangers Baseball Foundation.

He earned a B.B.A. from the University of Texas at Austin.

Mr. Coleman's 45 years of experience, which includes seven years at KPMG where he primarily served insurance clients and 38 years service in or responsibilities for various accounting, financial and investment functions at the Company and its subsidiaries, including 13 years as the Chief Financial Officer of the Company, provides the Board with financial and operating perspectives from both management and independent accounting.

Director since Aug. 2012
Age 67

Larry M. Hutchison

Co-Chairman and Chief Executive Officer

Principal occupation: Co-Chairman of the Company since April 2014 and Co-Chief Executive Officer since June 2012.

Mr. Hutchison received a B.B.A. in Economics from the University of Iowa and a J.D. from Drake University.

He contributes valuable legal, human resources, and governmental and industry relations perspectives to the Board from his 38 years of experience as an in-house corporate attorney and business executive, including six years at two different insurers prior to joining the Company and its subsidiaries as a staff attorney more than 32 years ago and culminating in 15 years of service as the General Counsel of the Company.

Director since Aug. 2012
Age 66

Robert W. Ingram
Lead Director
	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: Retired Accounting Educator.

He has a B.A. in English from Eastern New Mexico University, a M.A. in English from Abilene Christian University and Ph.D. in Accounting from Texas Tech University.

Mr. Ingram’s background of 32 years as an accounting educator at the undergraduate and graduate collegiate levels at four different universities and his experience as Director of the Culverhouse School of Accountancy and Senior Associate Dean of the Culverhouse College of Commerce at the University of Alabama provides the Board with extensive accounting, financial reporting and management expertise.

Director since Oct. 2005
Age 71

    7                 GL 2020 Proxy Statement

Steven P. Johnson

	Independent Director	Chair, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013.

He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, regulatory, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41-year career with Deloitte & Touche, LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since Nov. 2016
Age 69

Darren M. Rebelez

	Independent Director	Chair, Compensation Committee

President and Chief Executive Officer of Casey’s General Stores, Inc. (NASDAQ: CASY), Ankeny, Iowa, a convenience store chain operating over 2,000 stores located primarily in the Midwest U.S., since June 2019 (Formerly President of International House of Pancakes, LLC (IHOP) of Glendale, California, May 2015-June 2019; Executive Vice President and Chief Operating Officer of 7-Eleven, Inc. (7-Eleven), Dallas, Texas, August 2007-October 2014).
Mr. Rebelez also serves as an advisory board member of Children of Fallen Patriots Foundation.
He holds a B.S. in Foreign Area Studies from the United States Military Academy and a M.B.A. from the University of Houston.
Through his roles at Casey’s, IHOP and 7-Eleven, companies which also target the middle income market, Mr. Rebelez brings to the Board experience in store operation, development, franchising, information technology and business transformation. His prior work at ExxonMobil and Thornton Oil Corporation provides the Board with expertise in merchandising, strategic planning, management and marketing.

Director since Feb. 2010
Age 54

Mary E. Thigpen

	Independent Director	Member, Audit Committee

Principal occupation: Self-employed Consultant providing advisory services in strategy development, technology assessments, and global go-to-market operational competencies since February 2019 and September 2015-October 2017. (Formerly CEO and Director of OpsDataStore, LLC , Johns Creek, Georgia, a big data analytics and visualization software company, October 2017-January 2019; CEO of North Plains, LLC, Toronto, Canada, a global digital marketing software company, April 2014 - August 2015).
Ms. Thigpen also serves as a director of Achievelt Online, LLC. and Opus Bank.
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, strategic planning, corporate governance, international business, sales and marketing developed as a result of her time as a CEO at OpsDataStore and North Plains and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since Feb. 2018
Age 60

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Director Nominees Skills Matrix
While not an exhaustive list, the table below reflects some of the qualifications and attributes possessed by one or more of the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.

Director Nominees										
	Adair	Addison	Alexander	Alston	Buchan	Coleman	Hutchison	Ingram	Johnson	Rebelez	Thigpen
Skills, Qualifications and Attributes											
Accounting/Financial	●		●	●		●		●	●		●
Business Operations	●	●	●	●		●	●		●	●	●
Capital Markets	●	●		●	●	●					
CEO/Other Experience Running Large Organizations		●		●	●	●	●			●	●
Enterprise Risk Management		●	●	●		●	●	●	●		●
External Auditing	●					●			●		
Financial Services		●	●	●	●	●	●	●	●		●
Government/Academic				●	●			●			
High Level Senior Management (Below CEO)	●	●	●	●		●	●	●	●	●	●
Human Capital Management		●	●				●	●		●	
Information Technology/Information Security		●						●			●
Insurance Industry						●	●		●		
International Business		●			●				●	●	●
Investments				●	●	●					
Legal/Regulatory/Compliance		●					●		●		
Marketing/Advertising		●	●	●			●			●	●
Mergers and Acquisitions	●		●			●	●		●	●	
Other Public Company Board Service	●		●		●						●
Sales Management							●				●
Strategic Planning	●	●	●	●		●	●	●	●	●	●
Demographic Background*											
Tenure (Years)	17	2	7	2	14	7	7	14	3	10	2
Age (Years)	71	68	68	53	56	67	66	71	69	54	60
Gender [Male (M), Female (F), or Other (O)]	M	F	F	F	F	M	M	M	M	M	F
Race/Ethnicity											
African American/Black				●							
Hispanic/Latino										●	
Caucasian/White	●	●	●		●	●	●	●	●		●
Asian, Hawaiian, or Pacific Islander											
Native American											
Other											

*Tenure and age calculated as of the 2020 Annual Meeting

    9                 GL 2020 Proxy Statement

PROPOSAL NUMBER 2

Approval of Auditors

A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2020 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2019 and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2020 and has recommended that the shareholders ratify the appointment of Deloitte for 2020.

A representative of Deloitte is expected to be present at the meeting and available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.

If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

PROPOSAL NUMBER 3

Advisory Vote on Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act), enacted in July 2010, enables Company shareholders to vote to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are asking for shareholder approval of the compensation of our named executive officers, as disclosed in accordance with SEC rules, including the disclosures in Compensation Discussion and Analysis, the compensation tables and the related narrative compensation disclosures of this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the mix of compensation elements, the terms of the MIP plan and the terms of long-term equity incentive awards are all designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.

This vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider those shareholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

    10                 GL 2020 Proxy Statement

Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

OTHER BUSINESS

The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, Gary L. Coleman and Larry M. Hutchison, will vote in accordance with their judgment on these matters.

    11                 GL 2020 Proxy Statement

INFORMATION REGARDING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company, except those persons also serving as directors. Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years[1]
J. Matthew Darden	49
EVP and Chief Strategy Officer of Company since Jan. 2017; President of American Income since July 2018. (President of Family Heritage Jan. 2017 - July 2018; EVP-Innovations & Business Development of Company Oct. 2014 - Dec. 2016)

Steven J. DiChiaro	53
Chief Executive Officer, Liberty National Division of Liberty since Sept. 2019 (Chief Executive Officer, LNL Agency Division of Liberty Jan. 2018 - Sept. 2019; President of LNL Agency Division of Liberty Jan. 2017 - Dec. 2017, President of Liberty Jan. 2015 - Dec. 2016)

Steven K. Greer	47
Chief Executive Officer, American Income Life Division of American Income since Dec. 2019 (Chief Executive Officer, American Income Division of American Income Sept. 2019 - Dec. 2019; Chief Executive Officer, AIL Agency Division of American Income Jan. 2018 - Sept. 2019; President of AIL Agency Division of American Income Jan. 2017 - Dec. 2017, President of American Income Jan. 2016 - Dec. 2016, State General Agent of American Income for the State of Texas May 2001 - Dec. 2015)

Jennifer A. Haworth	46
EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019 (Corporate SVP, Marketing of Company Nov. 2019 - Dec. 2019; VP, Marketing of Company Jan. 2018 - Nov. 2019; SVP, Marketing of Globe Dec. 2011 - Sept. 2019)

Mary E. Henderson	56
Corporate SVP, Enterprise Lead Generation of Company since Nov. 2019; Divisional SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP, Enterprise Lead Generation of Company Jan. 2018 - Nov. 2019; SVP, Enterprise Lead Generation of American Income, Family Heritage, Globe, Liberty and United American Apr. 2017 - Sept. 2019; SVP of Globe Feb. 2011 - Apr. 2017)

M. Shane Henrie	46
Corporate SVP and Chief Accounting Officer of Company since Nov. 2019; Divisional SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Family Heritage, Globe, Liberty and United American since Sept. 2019. (VP and Chief Accounting Officer of Company Jan. 2019 - Nov. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Family Heritage May 2017 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of Liberty June 2019 - Sept. 2019; SVP, Corporate Accounting, Chief Financial Officer and Asst. Treasurer of Liberty Jan. 2014 - June 2019; SVP, Corporate Accounting, Chief Financial Officer and Treasurer of American Income, Globe and United American Sept. 2012 - Sept. 2019)

Thomas P. Kalmbach	55
EVP and Chief Actuary of Company since Jan. 2019; SVP and Chief Actuary of American Income, Globe, Liberty and United American since Aug. 2018. (SVP of Finance and Compliance for Liberty Mutual Benefits business of Liberty Mutual Group, Boston, MA, June 2014 - June 2018)

Bill E. Leavell	57
President and Chief Executive Officer, Direct to Consumer Division of Globe since Jan. 2020. (President and CEO, Direct Response Division of Globe Sept. 2019 - Dec. 2019; President and CEO, Globe Life Direct Response of Globe Jan. 2017 - Sept. 2019; President of Globe Nov. 2013 - Dec. 2016)

Michael C. Majors	57	EVP - Administration and Investor Relations of Company since July 2018; President of United American since Mar. 2015. (Vice President, Investor Relations of Company May 2008 - July 2018)
Kenneth J. Matson	52
President and Chief Executive Officer, Family Heritage Division of Family Heritage since Sept. 2019. (President and Chief Executive Officer, FHL Agency Division of Family Heritage Jan. 2017 - Sept. 2019; President of Family Heritage Mar. 2014 - Dec. 2016)

James E. McPartland	53	EVP and Chief Information Officer of Company since Nov. 2014; President of Family Heritage since July 2018.
R. Brian Mitchell	56
EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of Liberty since July 2018. (President of Globe Jan. 2017 - July 2018; SVP of American Income, Globe, Liberty and United American Nov. 2006 - Dec. 2016; SVP of Family Heritage July 2015 - Dec. 2016; General Counsel of American Income, Globe, Liberty and United American and Secretary of United American June 2010 - Dec. 2016; General Counsel of Family Heritage July 2015 - Dec. 2016; Secretary of Globe and Liberty May 2012 - Dec. 2016; Secretary of Family Heritage July 2015 - Dec. 2016)

Christopher T. Moore	49
Corporate SVP, Assoc. Counsel and Corporate Secretary of Company since Jan. 2020; Divisional VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American since Sept. 2019; Divisional VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty since Sept. 2019; Asst. Secretary of Family Heritage since June 2017. (VP, Assoc. General Counsel, Director of Litigation and Asst. Secretary of United American Jan. 2014 - Sept. 2019; VP, Assoc. General Counsel and Asst. Secretary of American Income, Globe and Liberty Jan. 2014 - Sept. 2019)

W. Michael Pressley	68	EVP and Chief Investment Officer of Company since Jan. 2013.
Frank M. Svoboda	58	EVP and Chief Financial Officer of Company since June 2012; President of Globe since July 2018. (President of American Income Jan. 2017 - July 2018)
Rebecca E. Zorn	47
Corporate SVP and Chief Talent Officer of Company since Nov. 2019; Divisional SVP and Chief Talent Officer of American Income, Globe, Liberty and United American since Sept. 2019. (VP and Chief Talent Officer of Company Jan. 2019 - Nov. 2019; Assistant Secretary and Director of Human Resources of Company Jan. 2018 - Dec. 2018; SVP and Chief Talent Officer of American Income, Globe, Liberty and United American June 2019 - Sept. 2019; Assistant General Counsel of Globe Jan. 2017 - Dec. 2017; Assistant General Counsel of United American Apr. 2015 - Dec. 2016)

1 American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.

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Stock Ownership

The following table shows certain information about stock ownership as of January 31, 2020 for the directors, nominees and executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2020.

		Company Common Stock or Options Beneficially Owned as of January 31, 2020[1]
Name	City of Residence	Directly[2]	Indirectly[3]
Charles E. Adair	Montgomery, AL	51,068	0
Linda L. Addison	Houston, TX	5,475	0
Marilyn A. Alexander	Laguna Beach, CA	15,445	0
Cheryl D. Alston	Frisco, TX	17,833	0
Jane M. Buchan	Newport Coast, CA	101,859	0
Gary L. Coleman	Plano, TX	1,302,123	60,797
Larry M. Hutchison	Duncanville, TX	1,216,260	46,970
Robert W. Ingram	Jupiter, FL	29,067	0
Steven P. Johnson	Plano, TX	7,105	0
Darren M. Rebelez	West Des Moines, IA	18,478	0
Mary E. Thigpen	Alpharetta, GA	4,333	0
J. Matthew Darden	Dallas, TX	74,865	0
Steven J. DiChiaro	Frisco, TX	64,444	3,057
Steven K. Greer	McKinney, TX	101,370	0
Jennifer A. Haworth	Yukon, OK	40,475	1,478
Mary E. Henderson	McKinney, TX	13,447	0
M. Shane Henrie	Plano, TX	9,725	96
Thomas P. Kalmbach	McKinney, TX	0	0
Bill E. Leavell	Pottsboro, TX	80,000	42,244
Michael C. Majors	Dallas, TX	63,048	0
Kenneth J. Matson	McKinney, TX	87,434	0
James E. McPartland	Allen, TX	66,014	0
R. Brian Mitchell	McKinney, TX	96,033	9,544
Christopher T. Moore	Frisco, TX	7,960	791
W. Michael Pressley	Parker, TX	223,528	1,433
Frank M. Svoboda	Grapevine, TX	243,250	108,361
Rebecca E. Zorn	McKinney, TX	125	0
All Directors, Nominees and Executive Officers as a group:[4]		3,940,764	274,771
1 No individual director, nominee or executive officer, other than Gary L. Coleman (1.22%) and Larry M. Hutchison (1.13%), beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Adair, 43,369 shares; for Alston, 16,691 shares; for Buchan, 21,141 shares; for Coleman, 618,750 shares; for Hutchison, 618,750 shares; for Darden, 58,000 shares; for DiChiaro, 50,000 shares; for Greer, 93,000 shares; for Haworth, 40,475 shares; for Henderson, 13,447 shares; for Henrie, 9,725 shares; for Leavell, 80,000 shares; for Majors, 45,000 shares; for Matson, 70,000 shares; for McPartland, 47,500 shares; for Mitchell, 57,000 shares; for Moore, 7,960 shares; for Pressley, 155,000 shares; for Svoboda, 243,250 shares; for Zorn, 125 shares; and for all directors, executive officers and nominees as a group, 2,289,183 shares, that are subject to presently exercisable Company stock options.
3 Indirect beneficial ownership includes shares (a) owned by the director, executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, executive officer’s or nominee’s home or (d) owned by the director or executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes approximately 60,797 shares, 46,970 shares, 3,057 shares, 1,478 shares, 96 shares, 5,040 shares, 9,544 shares, 791 shares, 1,433 shares and 1,828 shares calculated based upon conversion of stock unit balances held in the accounts of Coleman, Hutchison, DiChiaro, Haworth, Henrie, Leavell, Mitchell, Moore, Pressley, and Svoboda, respectively, in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Leavell includes 37,204 shares held in his family living trust. Indirect ownership for Mr. Svoboda includes 106,533 shares held in his family living trust.
4 All directors, nominees and executive officers, as a group, beneficially own 3.78% of the common stock of the Company.

    13                 GL 2020 Proxy Statement

CORPORATE GOVERNANCE

Director Independence Determinations

The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence. All directors other than those deemed not “independent” under these standards will be deemed to be “independent” upon a Board determination.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, which includes questions based on the above-described independence criteria as well as any related party transactions disclosable pursuant to Item 404(a) of SEC Regulation S-K, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. In making such recommendations, the committee considered whether Linda L. Addison's service on the KPMG LLP (KPMG) Board of Directors would impair her independence, given that the Company periodically transacts business with KPMG. The Committee determined that Ms. Addison's service on such Board did not cause her to fail to meet the applicable categorical standard of "independence". After review of all of the committee's recommendations regarding director independence, the Board determined on February 26, 2020 that the following directors continued as of such date to meet the categorical standards set by the Board and are “independent”:

•	Charles E. Adair	•	Jane M. Buchan	•	Steven P. Johnson
•	Linda L. Addison	•	Cheryl D. Alston	•	Darren M. Rebelez
•	Marilyn A. Alexander	•	Robert W. Ingram	•	Mary E. Thigpen
The Board determined that and Gary L. Coleman and Larry M. Hutchison (as Company employees) were not considered “independent”.

Board Leadership Structure

For a number of years, the Company has chosen to operate with the roles of Chairman of the Board and CEO combined, believing that it can operate effectively with these roles combined while continuing to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups. Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by an independent Lead Director. On January 26, 2010, the Board amended the Corporate Governance Guidelines to formally provide for the position of a lead independent director (the Lead Director), to define the qualifications and duties of that Lead Director and to elect a Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board.

    14                 GL 2020 Proxy Statement

The Lead Director has duties, including, but not limited to:

Lead Director Duties
•
Acting as the principal liaison between the independent directors and the Co-Chairmen of the Board and facilitating the flow of quality and timely information between the independent directors and Company management

•
Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion

•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings; facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and that provide useful feedback for the Co-Chairmen of the Board
•	Leading Board meetings if both Co-Chairmen are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•
Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles

•	Leading the Board through the Co-CEO/Co-Chairmen succession planning process, including overall timing and candidate identification, selection and leadership transition
•
Working with the Governance and Nominating Committee to ensure that (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities

•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Co-Chairmen of the Board
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so or until another Lead Director is elected.
Robert W. Ingram was elected as Lead Director in April 2019 to serve for a term expiring April 30, 2020. The Board has determined that, at such time, Mr. Ingram will be recommended to serve for an additional one-year term.

Board’s Role in Risk Oversight

The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees—Audit Committee, Compensation Committee, and Governance and Nominating Committee—who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated controls. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas and the Board maintains primary responsibility for risk oversight.

    15                 GL 2020 Proxy Statement

Board of Directors
Communicates with the Chief Strategy Officer to ensure that management has appropriately considered risks material to the Company during the development of its strategic plan. Evaluates the adequacy and appropriateness of the Company’s Information Security Program and controls. Receives regular reports from and engages with the Chief Risk Officer, Chief Security Officer, Chief Information Security Officer (CISO), and other management personnel on key risk areas and related mitigation and control efforts.

Audit Committee
Discusses the Company’s major financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Reviews on behalf of, and periodically reports to, the Board regarding management’s enterprise risk management processes.

Compensation Committee
Annually reviews the Company’s compensation programs, plans, and practices as they relate to risk management and risk-taking initiatives to ascertain whether they serve to incent risks that are reasonably likely to have a material adverse effect on the Company.

Governance and Nominating Committee
Assesses and monitors throughout the organization, including the Board, issues related to the Company’s corporate governance risk, corporate culture risk (e.g., ethics, diversity and inclusion, and harassment training) and human capital risk (e.g., succession planning and leadership development, talent recruitment and retention, employee development, employee wellness/work-life balance, and employee engagement).

The Board oversees risk, in part, by regularly monitoring, receiving, and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management Committee (ERM Committee) chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its meetings. Other Board members may attend such meetings and may submit matters and issues to be considered and reported on by the ERM Committee. Further discussion of the composition and role of the ERM Committee is included in the Company’s Environmental, Social & Governance Report available on the Company’s website at https://investors.globelifeinsurance.com.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s enterprise risk management framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company has an Enterprise Risk Management Department that aids the ERM Committee’s efforts to identify, assess, and prioritize the Company’s most significant risks. This Department also (i) supports the Company’s operational business units in evaluating and managing risk in their respective areas and (ii) partners with senior management to integrate risk considerations into the strategic planning process.
The Board believes that the Company’s risk reporting structure serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s operational and strategic objectives.

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Executive Sessions of the Board

The Company’s independent directors have met in regularly-scheduled executive sessions without any participation by Company officers or employee directors since October 2002. These executive sessions are currently held either before or after the Board’s regularly-scheduled physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over each of the executive sessions during 2019. If that director had not been present, another independent director would have been chosen by the independent directors to preside.

Communications with the Board of Directors

Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Governance Guidelines and Codes of Ethics

The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees of the Board of Directors

The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees.
The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, Section 16 of the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code:

Board Committees
Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Charles E. Adair			M
Linda L. Addison		M
Cheryl D. Alston	M
Marilyn A. Alexander			C
Jane M. Buchan		M
Robert W. Ingram (L)			M
Steven P. Johnson	C
Darren M. Rebelez		C
Mary E. Thigpen	M
Number of Meetings Held in 2019[1]	10	5	5

(L) - Lead Director; C - Chair; M - Member
[1] Physical meetings indicated except in the case of the Audit Committee, which held 4 physical meetings and 6 teleconference meetings in 2019, and the Governance and Nominating Committee, which held 4 physical meetings and 1 teleconference meeting in 2019.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is annually reviewed and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You

    17                 GL 2020 Proxy Statement

may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Audit Committee

Responsibilities:

•
reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;

•	selects, appoints, reviews and, if necessary, discharges the independent auditors;

•	reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services; reviews the adequacy of the Company’s system of internal controls over financial reporting;

•	periodically reviews pending litigation and regulatory matters;

•	reviews the performance of the Company’s internal audit function;

•	reviews related party disclosures to assure that they are adequately disclosed in the Company’s financial statements and other SEC filings;

•	reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;

•	discusses the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

•	monitors and periodically reports to the Board regarding management’s enterprise risk management processes;

•	meets with the Company’s independent auditors and internal auditors both with and without management present at each of its physically-held meetings;

•
evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations; and

•	reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies.

Compensation Committee

Responsibilities:

•	determines the Company's stated general compensation philosophy and strategy;

•
reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;

•	establishes the annual bonus pool;

•	administers the Company’s Management Incentive Plan, retirement and other employee benefit plans and equity incentive plans;

    18                 GL 2020 Proxy Statement

•	makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;

•	reviews and recommends to the Board non-management director compensation;

•	reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and

•	oversees preparation of the Compensation Committee Report in the annual Proxy Statement.
The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, Inc. as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates certain day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

Governance and Nominating Committee

Responsibilities:

•	receives and evaluates the names and qualifications of potential director candidates;

•	identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends to the Board director nominees;

•	reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);

•	recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;

•	develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;

•	monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;

•	assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;

•	oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and Company management; and

•	oversees evaluations of the performance of the Board, Board committees, and Co-CEOs, as coordinated by the Lead Director, and monitors the Co-CEOs’ evaluations of senior Company management.
The Governance and Nominating Committee will receive, evaluate and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting in which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-Laws, which are described in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

    19                 GL 2020 Proxy Statement

In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee has also considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

Succession Planning and Leadership Development

The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for the director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. Using the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates, as the basis for beginning the director succession process, the Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of members of the Board, including independent directors, the Co-CEOs and the Lead Director, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon his retirement are considered and after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as Chief Financial Officer, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Executive Vice President—Administration and Investor Relations, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the heads of the agency divisions of the principal insurance subsidiaries. These potential successors are discussed with the Board and its concurrence is obtained with respect to the designated successors. The Board has engaged the services of an unaffiliated consulting firm to assist in the development of a more formalized structure for identifying and developing immediate and long-term successors for key personnel at the Company and its subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include the identification of key performance indicators for effective team management, the establishment of a defined learning path for managers, and internal collaboration to identify and support managers in need of learning and development opportunities. In 2019 and continuing into 2020, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, has remained a focus.

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Qualifications of Directors

The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

The Company’s Corporate Governance Guidelines also discuss the following director qualification standards:

•	Board Membership Criteria
Independence
Limits on Number of Boards on which a Director Serves
A Former Chief Executive Officer's Board Membership
Directors who Change Present Job Responsibilities
•	Size of the Board
•	Director Terms
•	Retirement Age and Tenure Policy
•	Selection of Chairman of the Board

One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors that the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Qualifications of Directors.

Director Identification and Evaluation Procedures

The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates (based on their evaluations of the Director Nominees Skills Matrix and an assessment of those skills and attributes considered most beneficial to furthering the Company's governance and strategy):

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•	The Board identifies the need (a) to add a new Board member meeting certain criteria or (b) to fill a vacancy on the Board
•
The Governance and Nominating Committee initiates a search, working with Company staff support and seeking input from other Board members and senior Company management. The Governance and Nominating Committee may also engage a professional search firm or other consultants to assist in identifying director candidates if necessary

•	In making its selection, the Governance and Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates
•	Candidates that will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance and Nominating Committee for consideration
•	The Lead Director, the Co-CEOs and at least one member of the Governance and Nominating Committee, along with other directors, will interview prospective candidate(s)
•	The Governance and Nominating Committee meets to consider and approve final candidate(s)
•	The Governance and Nominating Committee seeks full Board endorsement of selected candidate(s)

Procedures for Director Nominations by Shareholders

Article III, Section 2 of the Company’s By-Laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-Laws.
You may find the Company’s By-Laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-Laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Board and Annual Shareholder Meeting Attendance

During 2019, the Board held five physical meetings and two teleconference meetings and also acted two times by unanimous written consent. In 2019, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 25, 2019 Annual Meeting of Shareholders, all directors were present.

Sustainable Business Practices

The Company's Board and management recognize the importance of sustainability and believe that sound sustainability practices are an important component of both good corporate citizenship and sound fiscal management. Our primary focus with respect to sustainability includes human capital management (employee compensation, training and development, wellness, and work-life balance), data protection and cybersecurity, corporate culture (diversity, inclusivity, accountability, and health and safety) and improving the Company's environmental efficiency.
The Company has formed an Environmental, Social and Governance Committee (formerly the "Sustainability Committee") comprised of various members of management, including but not limited to the Company’s Executive Vice President and Chief Investment Officer; Executive Vice President, General Counsel and Chief Risk Officer; Executive Vice President—Administration and Investor Relations; Corporate Senior Vice President and Chief Talent Officer; Corporate Senior Vice President, Associate Counsel and Corporate Secretary; Divisional Vice President, Enterprise Risk; and Director of Facilities. This Committee, a sub-committee of the Enterprise Risk Management Committee, is responsible for setting the Company’s corporate sustainability agenda. The Committee meets no less than semi-annually and reports regularly to the Enterprise Risk Management Committee regarding topics discussed and issues considered at Committee meetings, as well as other Committee activities. A copy of the Company's Environmental, Social and Governance Report is posted on the Company's website at https://investors.globelifeinsurance.com.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Company performed well in 2019. EPS growth increased to 10.1%, based on the strength of underwriting income growth, and NOI ROE remained very strong. This resulted in performance at 120% of target (on a scale of 0% to 150%, with target or expected performance at 100%). Refer to Appendix A—Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

	2018	2019
EPS Growth	8.5%	10.1%
Underwriting Income Growth	8.1%	6.1%
NOI ROE	14.6%	14.5%
Corporate Performance Percentage	128%	120%
Consistent with our pay for performance philosophy, annual bonus and long-term incentive (LTI) awards made by the Compensation Committee (for the NEOs other than the Co-CEOs) or recommended to the independent members of the Board (for the Co-CEOs) in 2020 reflected Company performance during 2019. The annual bonuses for 2019 were lower than those for 2018 due to a marginally reduced corporate performance percentage, as shown in the chart above. The LTI awards were also lower, in part due to the smaller number of outstanding shares available for grants. Annual bonuses and LTI awards granted in 2020, as compared to the prior year, for the Co-CEOs and other NEOs listed in the compensation tables in this Proxy Statement are shown below.
Compensation Philosophy

The Company’s executive compensation philosophy is properly aligned with our business philosophy: emphasizing and rewarding consistent, steady growth in EPS, underwriting income and NOI ROE. This approach provides long-term value to our shareholders and aligns management’s interests with our shareholders’ interests. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation philosophy is also structured to consider competitive remuneration practices in the insurance and financial services sector. This has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation.
Our mix of pay elements is based on the principle that the Company’s business is inherently long-term in nature and not generally subject to dramatic year-over-year variances in performance. Accordingly, our pay plans are centered around long-term equity accumulation (e.g., stock options), longevity (e.g., pension), consistent financial performance (e.g., performance shares2) and, on a very targeted basis, stability (e.g., restricted stock grants).

1 We define share equivalents as the number of shares counted under the Globe Life Inc. 2018 Incentive Plan, formerly the Torchmark Corporation 2018 Incentive Plan (the 2018 Plan) (or the amended Torchmark Corporation 2011 Incentive Plan (the 2011 Plan), as applicable). A share equivalent can be thought of as a "traditional" ten-year stock option.
2 We define performance share unit awards as performance shares for purposes of this discussion.

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We set executive compensation annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building executives' ownership interests in the Company. Although we reference market practices in setting guidelines, we do not attempt to match any specific level of competitive pay. We determine compensation levels based on these processes and practices and then test the results relative to a number of market benchmarks to ensure that the decisions made provide reasonable cash compensation and long-term incentive opportunities consistent with performance.

Roles in Compensation Decisions

Compensation Committee
The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy. With certain input from the Co-CEOs and other members of senior management and the assistance of the committee's independent compensation consultant, the Compensation Committee sets (or recommends in the case of the Co-CEOs) the total compensation payable in various forms to the executive management team3 (including the named executive officers—i.e., the Co-CEOs, Chief Financial Officer (CFO) and the other executives listed in the compensation tables in this Proxy Statement, collectively, the NEOs). The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced and also considers the retirement and other benefits available to our NEOs to ensure that their compensation is fair, reasonable and competitive.

Management
Company management, including our Co-CEOs, CFO, General Counsel and Chief Talent Officer, support the Compensation Committee, attend portions of its meetings at its request, make recommendations to the Compensation Committee and perform various day-to-day administrative functions on behalf of the Compensation Committee in connection with our cash and equity compensation programs and plans. Specifically, our Co-CEOs provide input to assess the effectiveness of the existing compensation philosophy and programs and assist in the design of new compensation programs and the modification of existing programs. They make specific recommendations regarding the potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including all NEOs except themselves.

Independent Compensation Consultant
The Compensation Committee has the authority to retain outside advisors, experts and other professionals to assist it. Since 2010, the Compensation Committee has retained Board Advisory, Inc., an independent compensation consulting firm. Neither Board Advisory nor any of its affiliates provides any consulting services to the Company. In 2019, at the request of the Compensation Committee, Board Advisory (i) conducted a review of the competitiveness of the total cash and equity-based compensation paid to the Co-CEOs and the other NEOs; (ii) made recommendations regarding compensation increases for the NEOs; and (iii) provided reports and analyses requested by the Compensation Committee, including recommendations regarding the peer group, a discussion of various executive compensation issues, a review of director compensation and a report on performance share sensitivities.
During 2019, at the request of the Committee, the consultant and the Company's financial team conducted an extensive study to examine potential new, additional and/or different metrics for annual bonuses and LTI awards (performance shares), use of subjective metrics to adjust more objective metrics or as additional metrics, the degree of difficulty (stretch) in targets, and banding on performance shares/modification of maximum on performance shares. It was determined that the three measures currently in use are still the most appropriate. We utilize the same measures on an annual basis and on a moving three-year average because our business primarily involves the sale of life insurance policies having long durations and, unlike many other businesses, we are therefore limited in our ability to reverse short-term decisions. Because these measures are the same as the measures used to monitor our business, we believe it is appropriate to use them to determine executive compensation. As a result of this study, the Committee decided to reduce the maximum performance share earned from 200% of target to 150% of target, beginning with 2020 awards. The Committee determined that this narrower range better reflects an appropriate range of performance levels for our business.

3 In 2019, the executive management team consisted of the Co-CEOs plus 12 officers of the Company and its various subsidiaries.

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Setting Executive Compensation

To retain the quality of insurance executive talent necessary to the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash bonuses.

Our process for setting executive compensation follows a number of well-defined steps (described in detail below) that occur sequentially during a pay review cycle:

The Compensation Committee periodically conducts an extensive review of the composition of our peer group, considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. The Compensation Committee conducted an extensive study of the peer group in 2019 and concluded that no changes were warranted.
In considering a peer group, the Compensation Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Compensation Committee has determined that the most relevant comparison of size is based on Total Policy Income, which largely reflects premiums and fees. Total Enterprise Value4 is used as a secondary measure of size, reflecting the Company's capitalization—a very important metric for financial companies.

4 Total Enterprise Value is market capitalization of common equity plus book value of debt minus cash.

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The Company's peer group is shown in the following table:

Company Name	Ticker	2018 Total Policy Income (dollar amounts in millions) ($)	Total Enterprise Value at 12-31-18 (dollar amounts in millions) ($)
AFLAC Inc.	AFL	18,677	35,852
American Financial Group Inc.	AFG	4,889	7,873
American National Insurance Company	ANAT	2,514	3,305
Assurant, Inc.	AIZ	6,157	6,599
Cincinnati Financial Corp.	CINF	5,170	12,689
CNO Financial Group Inc.	CNO	2,593	5,799
Erie Indemnity Company	ERIE	2,386	6,804
Fidelity National Financial, Inc.	FNF	4,911	8,579
Hanover Insurance Group, Inc.	THG	4,254	4,697
Kemper Corp.	KMPR	3,384	5,132
Lincoln National Corporation	LNC	10,587	14,421
Old Republic International Corp.	ORI	5,704	7,108
Primerica, Inc.	PRI	1,086	5,253
Principal Financial Group, Inc.	PFG	7,214	13,161
Unum Group	UNM	8,986	9,181
W. R. Berkley Corp.	WRB	6,372	11,031
75th Percentile		6,582	11,445
Median		5,041	7,490
25th Percentile		3,187	5,663
Globe Life Inc.	GL	3,422	9,794
The peer group contains roughly an equal number of companies that are larger and smaller than the Company, depending on the metric(s) considered. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations. In benchmarking the data, we employ statistical techniques that moderate the effect of differences in size.

Part of the Compensation Committee’s process of structuring and setting executive compensation includes conducting annually, with the assistance of its consultant, a detailed pay and performance analysis of compensation for the Company’s executive officers relative to the pay and performance of executives occupying similar positions in its peer group. The results of these analyses, including the analyses completed in 2019 for 2016 to 2018 performance, show that the Company’s financial performance during this three-year period (which includes various metrics), as measured for compensation purposes, was generally at or above the peer group's median. Total compensation levels as compared to the Company’s peer group are well-aligned with this performance and each officer’s tenure.
Because the Company has Co-CEOs, we benchmark their compensation against the average of the compensation provided to the peer CEO and that company's second-highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs, depending on the component of pay examined. Since the Co-CEOs share the responsibility of leading the Company, we believe this method provides a fairer benchmark of competitive pay than a comparison of their pay to peer CEOs. It should be noted that some proxy advisory firms utilize comparison methodologies that combine the compensation of our two Co-CEOs when benchmarking against peer companies. Because we have Co-CEOs, we are required to annually report a total of six NEOs. To enable a fair comparison of our NEO compensation to that of our peers, we consider only the compensation of our top five NEOs (i.e., the Co-CEOs and three others). This approach avoids an inequitable result in which six of our officers are compared to five officers at our peers.

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The pay for performance relationship was examined by looking at realizable pay for the CEO versus total shareholder return (TSR) for the period 2014 to 2018. This is shown in the graph below. In contrast to the information reported in the Summary Compensation Table, in which Stock Awards reflect the grant date fair value of the award, we believe that realizable pay provides a better picture of the amounts actually earned. The graph shows that realizable compensation of the Company's Co-CEOs was consistent with the total shareholder return of the Company's peer group.

Realizable Pay

Cash payments received
+
Pension value increases and “other” compensation
+
Realized value of options exercised or shares that vest
+
Change in unrealized value of outstanding equity awards

Horizontal Axis
The percentile ranking of total shareholder return for 2014 to 2018.

Vertical Axis
The percentile ranking of realizable pay earned for 2014 to 2018.

A company’s placement on the graph will vary with the incidence of TSR and realizable pay.

The Company’s position is within a range (i.e., the shaded area) where pay is consistent with performance.

Following the competitive pay review, we update executive salary ranges and target incentive opportunities. This is accomplished using the peer proxy data and trend surveys for the NEOs.
Because long-term incentives are such a significant component of executive compensation, we also conduct an extensive analysis of peer LTI grants. We look at this from two perspectives:

•	Shareholder Value Transfer (SVT); and

•	LTI grants in share equivalents as a percentage of the peer companies' diluted shares outstanding at the beginning of the year.
Using this data, we create a competitive range, consistent with our compensation strategy, from median to the 75th percentile expressed as a percentage of shares outstanding. We then average the two perspectives and employ smoothing techniques to ensure that the guidelines follow underlying trends, which in our view avoids reacting to short-term conditions. This approach ensures our guidelines reflect competitive pay levels (the SVT perspective) as well as potential ownership. We use the same approach to compute guidelines for the total shares awarded to the top five NEOs, although we report six NEOs in the Summary Compensation Table because of our Co-CEOs. We then compute

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aggregate guidelines for the entire executive management group by extending the data with reference to published LTI surveys.
This approach produces awards that are relatively constant as a percentage of market capitalization. This is reflected in the graph below, which shows the grant value of awards as a percentage of market capitalization at the time of grant. Annual grants to the: Co-CEOs average about 5 basis points each; total NEOs (including the Co-CEOs) average about 15 basis points; total awards to all members of the Executive Management team (including the NEOs) average about 25 basis points; and total awards to all employees average about 35 basis points.

Our grant pattern is consistent with our view of LTI awards being a form of ownership, rather than compensation that should be measured relative to the “market”.

The steady annual grants as a percentage of market capitalization are consistent with the long-term nature of our business.

This in-person Compensation Committee meeting is held off cycle from a Board meeting to provide adequate time for discussion. At this meeting we make several decisions regarding compensation. The Co-CEOs present to the Compensation Committee their recommendations for 2020 salaries, 2019 bonuses and 2020 LTI awards for each member of the executive management team. The Co-CEOs also present preliminary recommendations for the total LTI awards to be presented to other employees. The Compensation Committee considers their recommendations and, where appropriate, makes determinations regarding such recommendations. Management also presents its initial recommendations regarding performance goals for the annual bonus plan and performance shares that will be earned based on 2020-2022 results.
The Compensation Committee then considers compensation for the Co-CEOs and makes four specific decisions regarding matters that are then referred to the independent members of the Board for approval:

•
2019 Annual Bonus - This is largely driven by the performance metrics described below. Although the MIP Plan allows the Compensation Committee to make discretionary adjustments (up or down) if warranted by factors not captured by the bonus framework, it has generally been the practice not to adjust the Co-CEOs' awards determined under the bonus framework.

•	2020 Base Salary - This amount is based on the salary ranges approved in November, peer salary trends and other broad market trends.

•	2020 Target Bonus Opportunity - This decision is based on the target bonus percentage previously adopted and the new base salary.

•
2020 Long-Term Incentive Plan Awards - LTI awards are based on peer Co-CEO run rates (defined as the average of their CEO and the second-highest paid officer), prior awards and broad market trends. The

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Compensation Committee considers different award sizes and the mix of awards among various types of awards.

These decisions are then subjected to three reasonableness tests:

1.
Competitive Co-CEO Target Total Direct Compensation (TTDC)[5] - Based on trend factors and peer-reported pay practices (i.e., annual bonus and LTI targets as a percentage of Base Salary), we project the distribution of competitive pay in the following year’s proxy statement. Our compensation strategy positions this measure of compensation at between the median and the 75th percentile.[6] We assess how the proposed package will measure relative to the projected distribution.

2.
Competitive NEO Target Total Direct Compensation - This is similar to the Co-CEO test, except we compare the average for the top five NEOs (the Company reports six NEOs). This test provides a market comparison that does not require the Company to have the same relative roles as its peers.

3.
Run Rate of Long-Term Incentive Awards - Approximately two-thirds of the Co-CEO compensation comes in the form of LTI grants, so how we use those shares is an important reasonableness check. Consistent with our focus on long-term incentives as a means to share ownership, we benchmark share equivalents (as earlier defined) as a percentage of common shares outstanding at the beginning of the year. The guidelines developed in November give us a competitive range for the Co-CEOs, the other NEOs, and executive management. Total awards to all employees generally track at or below 1.50% of shares outstanding.

This meeting is the final step of our annual process. After time for full review and consideration, the Compensation Committee finalizes a formal recommendation to the full Board regarding the four compensation decisions discussed at the January meeting. The Compensation Committee also formally approves the granting of LTI awards to employees other than the Co-CEOs. Lastly, the Compensation Committee approves the performance goals for the annual and LTI plans.

Assessment of 2019 Advisory Vote on Executive Compensation

The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2019 Proxy Statement, at its Annual Meeting held on April 25, 2019. At that meeting the voting shareholders overwhelmingly approved, on an advisory basis, the executive compensation disclosed in the 2019 Proxy Statement (94.1%).
The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2020 salaries, 2019 bonus decisions and equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2019 voting results and considered them in establishing the compensation levels for the NEOs other than the Co-CEOs in 2020 and in making its recommendations to the full Board regarding Co-CEO compensation in 2020.

5 The sum of annual Base Salary plus target annual bonus plus the grant date value of long-term incentive awards.

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6 Percentile distributions can change significantly year over year. We use various statistical and smoothing techniques to provide a more stable and accurate measure.

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Elements of Compensation

The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. Some of these elements focus on compensation paid during the executive’s active working career while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits. The elements of compensation awarded to executives for 2019 included:
* Percentages exceed 100% due to rounding.

Base Salaries

The Compensation Committee sets (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer’s experience in the position, pay relative to organizational peers and individual performance. The Co-CEOs are paid on a 12-month basis commencing March 1 and ending on the last day of February of the following year, and the other NEOs are paid on a calendar-year basis. Effective January 23, 2020, the Compensation Committee set salaries for the NEOs, with the exclusion of Mr. Coleman and Mr. Hutchison (whose salaries were set by the Board on February 26, 2020), as shown in the table below:

Name	2019 Salary ($)	2020 Salary ($)
Gary L. Coleman	950,000	975,000
Larry M. Hutchison	950,000	975,000
Frank M. Svoboda	560,000	575,000
W. Michael Pressley	540,000	550,000
J. Matthew Darden	540,000	570,000
Steven K. Greer	475,000	490,000

Annual Cash Bonuses

Annual cash bonuses are a key component of our executive compensation program and are positioned as a percentage of salary between the 25th percentile and median. In 2019, we operated using an annual Management Incentive Plan (MIP Plan), under which annual cash bonuses were paid to the Co-CEOs and other NEOs. That plan utilized a “Plan within a Plan” approach in which the criteria set by the Compensation Committee stipulated the maximum bonus that could be paid to each NEO covered under the MIP Plan.7 The Compensation Committee was also authorized to pay discretionary bonuses to executives outside of the MIP Plan.

7 The criteria established by the Compensation Committee specify that net operating income per share must increase by 2% from the prior year for any bonuses to be payable and that, in such case, a bonus pool equal to 2% of pre-tax operating income will be established. For 2019, this pool was $18,401,000. Per the terms of the MIP plan, the bonus payable to the each of the Co-CEOs cannot exceed 30% of the pool ($5.520 million for 2019) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($1.840 million for 2019).

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As noted, the MIP Plan establishes an upper limit for bonuses to covered employees. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment by the Compensation Committee. For 2019, the Compensation Committee tied the annual incentive plan framework to three metrics, assigning different weights to each: (i) net operating income earnings per share (EPS) growth, (ii) underwriting income growth, and (iii) net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities (NOI ROE), subject to the Committee's discretion to further adjust the bonuses based upon consideration of subjective factors.

		EPS Growth (40%)	Underwriting Income Growth (30%)	NOI ROE (30%)
Threshold	50%	5.0%	1.0%	13.7%
Target	100%	8.0%	4.0%	14.3%
Maximum	150%	11.0%	7.0%	14.9%
For 2019, net operating income EPS grew 10.1%, underwriting income grew 6.1% and NOI ROE from continuing operations was 14.5%, yielding a total framework bonus for the NEOs equal to 120% of their target bonus amount. This is shown in the following table. The bonuses for Messrs. Svoboda, Pressley and Darden were recommended by the Co-CEOs and approved by the Compensation Committee, in accordance with the MIP Plan. The bonuses shown for Messrs. Coleman and Hutchison were recommended by the Compensation Committee and approved by the independent members of the Board.

Name	Target Bonus as a % of Salary	Target Bonus Amount[1] ($)	Framework Bonus[2] ($)	Actual Bonus Paid ($)
Gary L. Coleman	140%	1,330,000	1,596,000	1,590,000
Larry M. Hutchison	140%	1,330,000	1,596,000	1,590,000
Frank M. Svoboda	65%	364,000	437,000	435,000
W. Michael Pressley	55%	297,000	356,000	355,000
J. Matthew Darden	65%	351,000	421,000	420,000
Total		3,672,000	4,406,000	4,390,000

[1] Reflects target bonus amount based on targeted EPS growth, underwriting income growth and NOI ROE in 2019. The degree to which these objective criteria were achieved, along with subjective criteria considered by the Compensation Committee, were used in determining (or, in the case of the Co-CEOs, recommending to the independent members of the Board) the amount by which the maximum bonus payable to each participating NEO would be reduced. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the MIP Plan.
[2] Bonus earned based on the 2019 performance framework, before Compensation Committee discretion, was equal to 120% of Target Bonus, rounded to the thousandth (000).

Mr. Greer’s 2019 bonus was not paid pursuant to the MIP Plan. The Compensation Committee awarded him a bonus of $270,000 based upon the Co-CEOs’ assessment of his performance as Chief Executive Officer of the American Income Life Division, which was based in part on growth in premium, growth in and production of the sales force and profitability of the American Income Life Division, and in part on the Company’s 2019 results.

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Long-Term Equity Incentives

The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, with members of the executive management team currently also receiving performance share awards. A brief history of our use of long-term incentives follows:
The performance shares awarded on February 26, 2019 will be earned and issued following the end of the three-year performance period from January 1, 2019 through December 31, 2021, based on the extent to which the Company achieves various performance goals established by the Compensation Committee, including: (i) cumulative growth in EPS over the performance period, (ii) cumulative growth in underwriting income over the performance period, and (iii) average of the annual NOI ROE for the years 2019, 2020 and 2021. The performance goals, expressed as the average annual growth rate for the EPS and underwriting income performance measures, over the three-year performance period are as follows:

		EPS Growth (40%)	Underwriting Income Growth (30%)	Average NOI ROE (30%)
Threshold	50%	4.0%	1.0%	13.6%
Target	100%	8.5%	4.3%	14.3%
Maximum	200%	12.0%	8.0%	15.0%
Since 2013, it has been the Compensation Committee’s intention to award only time-vested restricted stock to executive officers on a select basis where the Committee concludes there is a need for further retention. These awards, historically, have vested after five years, with no partial vesting or vesting for early retirement. No time-vested restricted stock awards were made to NEOs in 2019.
The incentive plan under which stock options and performance shares were awarded in 2019 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.
In making individual long-term incentive awards, our practice has been to set award guidelines by position and keep those share levels relatively constant, as a percentage of market capitalization, over successive award cycles. Individual awards are then made relative to the guidelines, reflecting individual’s performance and retention needs. The common industry practice of determining a competitive annual grant value and then calculating a number of shares to be awarded based on that value produces the counterintuitive result of larger share grants when stock prices decline and smaller grants when prices increase. It also distorts the relative value of options versus full-value share awards (e.g., restricted stock and performance shares) during times of increased market volatility.
For the Co-CEOs and aggregate awards, the guidelines are expressed as a percentage of the shares outstanding at the beginning of the year. This approach ensures that ongoing buybacks of shares do not automatically produce larger relative awards and that the value of awards granted to employees is proportionate to the total shareholder value of the Company. The awards made in 2019 were made using the grant guidelines that were developed in 2018, based on an analysis of peer grant practices, measured in terms of dollar value and peer dilution rather than just dollar value.
Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, determined the NEOs (other than the Co-CEOs), other officers and key employees (a total of 161 persons) who received non-qualified stock option grants and/or performance share awards on February 28, 2019. In a February 28, 2019 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary L. Coleman and Larry M. Hutchison each 35,000 performance shares (at target) and non-qualified options on 150,000 shares with an exercise price equal to the market closing price on that date and a

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term of seven years. In making the 2019 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.
The 2018 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted shares, if any, and their vesting periods. The Compensation Committee is charged with determining the type of stock options it awards or recommends, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2018 Plan as the NYSE market closing price on the grant date. The grant date for stock options, restricted stock awards and performance share awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, restricted stock and/or performance shares and the number of options, restricted stock and/or performance shares.
The Compensation Committee and the independent members of the Board do not time the grant of stock options, restricted stock or performance shares in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the incentive plan, whether in the form of options, restricted stock and/or performance shares, normally occurs during the window period that opens each year following the release of the prior year’s reported earnings.

Stock Ownership/Retention Guidelines

We have formal guidelines that require the following minimum stock ownership levels:

Position	Stock Ownership Level	Attainment Period

Chief Executive Officer(s) of Company	6 x Annual Salary	7 Years

Executive Vice Presidents of Company	3 x Annual Salary	7 Years

Chief Executive Officers of Agency/Marketing Divisions of Principal Insurance Subsidiaries	2 x Annual Salary	7 Years

Executive Officers of Company and its Subsidiairies designated by Governance and Nominating Committee	1 x Annual Salary	7 Years

Non-Management Directors of Company	5 x Annual Cash Retainer	5 Years
Attainment periods for these minimum stock ownership levels run from the January 1, 2007 inception of these guidelines, initial election as a director (if first elected after January 1, 2007), or initial inclusion in the above-described categories of executive officers. For purposes of meeting these ownership guidelines, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership levels are attained within the requisite period, the director or executive officer cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The executive or director must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance and specifically defined waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.
We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.
Our insider trading policy prohibits directors, officers and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed

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to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer.

Retirement and Other Benefits

The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the table below:

All Employees		Designated Executives
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Employment Health Coverage
The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Messrs. Coleman, Hutchison, Svoboda, Pressley, Darden and Greer are among the 27 persons designated in 2019 by the Compensation Committee as participants in the SERP.

Savings Plans

Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan (the Thrift Plan), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds.
Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions to the Thrift Plan were permitted after December 31, 2006. Contributions up to a maximum amount ($19,000 in 2019) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $6,000 in 2019) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match[1]	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
1 Maximum annual company match is $9,800.

Deferred Compensation Plan

The Company has historically provided a traditional unfunded, deferred compensation plan to certain eligible executive officers and directors who may elect to defer all or any part of their compensation into an interest-bearing memorandum deferred compensation account until they terminate their elections. Elections must indicate the payment commencement date and the method of distribution, either in a lump sum or equal monthly installments (not to exceed 120). Interest on the account is paid at a rate equal to the average yield for Corporate Aa bonds per Moody’s Bond Survey, less a 0.5% expense allowance. Officers eligible to participate in the SERP (which would include the Co-CEOs and the other NEOs) are also eligible to participate in the deferred compensation plan. None of the NEOs participates in this plan.

Retirement Life Insurance Agreements

The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. These retirement life insurance benefit agreements replace an insurance payment program to that same group of executives which was terminated in 2001. The agreements provide a life insurance benefit to a participating executive, effective upon the later of their 65th birthday or their retirement date, with coverage equal to a designated percentage (which will vary based upon the employee’s age at the nearest birthday to their date of retirement—from 65% at age 55 to 100% at ages 62 or over) of an amount equal to two times the employee’s salary and bonus in their final year of employment

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prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman and Hutchison each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit and Messrs. Svoboda, Pressley, Darden and Greer do not have Retirement Life Insurance Agreements.

Perquisites and Personal Benefits

We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2019 exceeded $10,000 for three of the NEOs reflected in the Summary Compensation Table. Perquisite and other personal benefit disclosures are reviewed annually and approved by the Audit and/or the Compensation Committees.

Termination of Employment and Change in Control

All employees, including the NEOs, holding Company stock options have option grant agreements that provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement, retirement at or after age 60, normal retirement, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, provided that the Participant’s Retirement occurs after the first anniversary of the Grant Date (absent an exception by the Compensation Committee); on disability; or upon death. Termination of employment for cause results in expiration of all options on the date of the termination notice.
Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2018 Plan (or the 2011 Plan, as applicable) provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The MIP Plan requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.
Our executives are subject to post-termination obligations of confidentiality pursuant to confidentiality agreements that they sign while employed. These post-termination confidentiality obligations do not relate to any cash compensation or cash benefits payable or to be payable upon certain triggering events. Beginning in 2015, all executives receiving performance share awards and certain executives receiving stock options have been subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.
The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.

Clawback Provisions

Bonuses paid to executives pursuant to the MIP Plan are subject to recapture or “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, the Co-CEOs, the Chief Financial Officer and any other executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him or her in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.
Awards made pursuant to the annual bonus plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies;

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breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.

Tax and Accounting Implications of Compensation

As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments, and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP Plan of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was exempt from the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation provides that compensation paid after 2017 is grandfathered if the compensation is paid pursuant to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements entered into prior to November 2, 2017 continue to be considered performance-based compensation not subject to the limits of Section 162(m). Beginning in 2018, new awards of performance-based bonuses and equity compensation are not eligible for the performance-based exemption from Section 162(m). The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual bonus opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.
The tax legislation also may have an impact on the attainment of certain performance goals for performance share awards granted in 2017. Although the Compensation Committee may adjust performance goals for future awards under Company incentive plans as warranted by certain external factors such as the tax legislation, it has been its practice to avoid making such adjustments to previously-granted awards, regardless of whether advantageous or disadvantageous to executives. In accordance with this historic practice, the Compensation Committee did not adjust the performance goals for the 2017 awards in response to the tax legislation, as our analysis indicated that making such adjustments would have reduced shareholder value.
The Company designs, awards and implements its non-qualified deferred compensation arrangements to comply fully with Code Section 409A and accompanying regulations. We amended our non-qualified deferred compensation plans to comply with Section 409A, effective January 1, 2009.
On January 1, 2006, the Company began accounting for stock-based payments, including stock option grants and restricted stock awards in accordance with the requirements of ASC 718, Compensation — Stock Compensation in the consolidated GAAP financial statements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Darren M. Rebelez, Chairman
Linda L. Addison
Jane M. Buchan

February 26, 2020

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.

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SUMMARY COMPENSATION TABLE

The table below summarizes various categories of compensation earned in 2019 by the persons who served as the Company’s Co-Chief Executive Officers, its Chief Financial Officer and the three next most highly compensated executive officers of the Company. The six named executive officers had 2019 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 29.69% of their total compensation in 2019. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Gary L. Coleman	2019	942,308	0	2,889,600	2,130,000	1,590,000	717,872	72,499	8,342,279
Co-Chairman and Chief Executive Officer	2018	920,386	0	3,066,000	2,112,000	1,660,000	0	73,230	7,831,616
	2017	896,154	0	2,704,100	1,708,500	1,830,000	1,178,214	49,888	8,366,856
Larry M. Hutchison	2019	942,308	0	2,889,600	2,130,000	1,590,000	745,486	39,869	8,337,263
Co-Chairman and Chief Executive Officer	2018	920,386	0	3,066,000	2,112,000	1,660,000	0	39,022	7,797,408
	2017	896,154	0	2,704,100	1,708,500	1,830,000	1,133,382	39,810	8,311,946
Frank M. Svoboda	2019	559,538	0	990,720	923,000	435,000	1,276,063	23,537	4,207,858
Executive Vice President & Chief Financial Officer	2018	539,615	0	1,051,200	915,200	450,000	215,710	36,546	3,208,271
	2017	519,615	0	849,860	706,180	445,000	808,533	21,962	3,351,150
W. Michael Pressley	2019	539,769	0	990,720	639,000	355,000	852,979	24,060	3,401,528
Executive Vice President & Chief Investment Officer	2018	529,808	0	876,000	844,800	390,000	157,224	23,687	2,821,519
	2017	519,615	0	772,600	740,350	400,000	661,825	22,945	3,117,335
J. Matthew Darden	2019	539,769	0	619,200	568,000	420,000	406,093	9,800	2,562,862
Executive Vice President & Chief Strategy Officer	2018	529,615	0	657,000	563,200	400,000	73,284	9,625	2,232,724
	2017	509,615	270,000	540,820	432,820	0	213,888	9,450	1,976,593
Steven K. Greer	2019	474,654	270,000	660,480	568,000	0	237,233	96,035	2,306,402
Chief Executive Officer, American Income Life Division	2018	459,039	240,000	700,800	563,200	0	78,831	86,699	2,128,569
	2017	408,365	190,000	386,300	432,820	0	132,913	39,352	1,589,750
1 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2019 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 28, 2019 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,779,200), Hutchison ($5,779,200), Svoboda ($1,981,440), Pressley ($1,981,440), Darden ($1,238,400) and Greer ($1,320,960).
2 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2018 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 26, 2018 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($6,132,000), Hutchison ($6,132,000), Svoboda ($2,102,400), Pressley ($1,752,000), Darden ($1,314,000) and Greer ($1,401,600).
3 Amounts shown in this column for Coleman, Hutchison, Svoboda, Pressley, Darden and Greer for 2017 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 21, 2017 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,408,200), Hutchison ($5,408,200), Svoboda ($1,699,720), Pressley ($1,545,200), Darden ($1,081,640) and Greer ($772,600).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2019.

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5 Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Gary L. Coleman	2019	184,064		533,808
	2018		183,244		772,531
	2017	323,420		854,794
Larry M. Hutchison	2019	183,740		561,746
	2018		969		188,657
	2017	307,790		825,592
Frank M. Svoboda	2019	286,323		989,740
	2018		16,549	232,259
	2017	204,301		604,232
W. Michael Pressley	2019	186,375		666,604
	2018		40,560	197,784
	2017	153,771		508,054
J. Matthew Darden	2019	116,661		289,432
	2018	22,574		50,710
	2017	71,734		142,154
Steven K. Greer	2019	91,686		145,547
	2018	27,328		51,503
	2017	59,431		73,482
6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Coleman, Hutchison, Svoboda and Pressley; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites[a] ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary L. Coleman	32,630	9,800	30,069	72,499
Larry M. Hutchison		9,800	30,069	39,869
Frank M. Svoboda	11,762	9,800	1,975	23,537
W. Michael Pressley		9,800	14,260	24,060
J. Matthew Darden		9,800		9,800
Steven K. Greer	86,235	9,800		96,035

[a] For Mr. Coleman, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft ($32,130) and a holiday charitable contribution. For Mr. Svoboda, the amount reflects the aggregate incremental cost of country club dues, fitness center dues and personal use of certain Company-purchased tickets. For Mr. Greer, the amount reflects the aggregate incremental cost of personal use of corporate aircraft, housing allowance, relocation assistance ($62,825) and fitness center dues.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.

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CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees. For 2019, our last completed fiscal year:

•
The annual total compensation of the Company's Co-CEO[1] was $8,349,130, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and

•	The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $98,507.
Based on this information, for 2019, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 85 to 1.2 The primary reason for the change in the ratio from 2018 (103 to 1) appears to be the result of increases in the pension value in 2019 for both the Company's Co-CEO and the median employee, which had a positive effect on the ratio. The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
In 2019, for purposes of our pay ratio calculation, we used the same median employee (a U.S. resident full-time employee) as identified for 2018 and 2017. This approach was deemed appropriate because there were no changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Additional information regarding the methodology used by the Company to identify its employee population and the “median employee” for 2017 (which is the same methodology relied upon for 2018 and 2019 given that the median employee did not change) may be found in the "CEO PAY RATIO" section of the Company's Proxy Statement filed on March 19, 2018, available on the Company’s website at https://investors.globelifeinsurance.com/annual-reports.
Calculation of Annual Total Compensation and CEO Pay Ratio

•
To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($8,342,279) reflected in the 2019 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.[3]

•
We then combined all of the elements of the “median employee’s” compensation for 2019, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of Company-paid healthcare benefits[4], in order to arrive at the “median employee’s” annual total compensation amount ($98,507).

•
Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.

1 Since the Company operated with Co-CEOs during 2019, the annual total compensation of Co-CEO Gary L. Coleman (referred to herein as "the Company's Co-CEO"), which was moderately higher than that of Co-CEO Larry M. Hutchison, was utilized for purposes of calculating the CEO pay ratio.
2 Using the annual total compensation of Mr. Hutchison, the other Co-CEO, for calculation purposes also would have resulted in a ratio of 85 to 1.
3 Company-paid healthcare benefits, totaling $6,851, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2019.
4 Company-paid healthcare benefits, totaling $4,432, were included in the calculation of the median employee’s annual total compensation for 2019.

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2019 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/28/2019								150,000	82.56	2,130,000
	Performance Shares	2/28/2019				17,500	35,000	70,000				2,889,600
	Annual Cash		665,000	1,330,000	1,995,000
Larry M. Hutchison	Options	2/28/2019								150,000	82.56	2,130,000
	Performance Shares	2/28/2019				17,500	35,000	70,000				2,889,600
	Annual Cash		665,000	1,330,000	1,995,000
Frank M. Svoboda	Options	2/28/2019								65,000	82.56	923,000
	Performance Shares	2/28/2019				6,000	12,000	24,000				990,720
	Annual Cash		182,000	364,000	546,000
W. Michael Pressley	Options	2/28/2019								45,000	82.56	639,000
	Performance Shares	2/28/2019				6,000	12,000	24,000				990,720
	Annual Cash		148,500	297,000	445,500
J. Matthew Darden	Options	2/28/2019								40,000	82.56	568,000
	Performance Shares	2/28/2019				3,750	7,500	15,000				619,200
	Annual Cash		175,500	351,000	526,500
Steven K. Greer	Options	2/28/2019								40,000	82.56	568,000
	Performance Shares	2/28/2019				4,000	8,000	16,000				660,480
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Bonuses section of this Proxy Statement. On January 23, 2020, the Compensation Committee received certification of attainment of the bonus objectives for Messrs. Svoboda, Pressley and Darden who were paid the bonuses shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 26, 2020, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to Messrs. Coleman and Hutchison based upon receipt by the Compensation Committee on January 23, 2020 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 28, 2019, pursuant to the Company’s 2018 Plan and to be issued upon vesting following completion of the three year performance period commencing January 1, 2019 and ending December 31, 2021 and certification of attainment of specified targets for cumulative net operating income earnings per share, underwriting income and average NOI ROE for the performance period.
3 Non-qualified stock options granted February 28, 2019 to Messrs. Svoboda, Pressley, Darden and Greer have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Non-qualified stock options granted February 28, 2019 to Messrs. Coleman and Hutchison have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
4 The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2019.

    41                 GL 2020 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/28/19		150,000	[2]		82.5600	02/28/26
	02/26/18		150,000	[2]		87.6000	02/26/25
	02/21/17	75,000	75,000	[2]		77.2600	02/21/24
	02/24/16	62,500	62,500	[1]		50.6400	02/24/26
	02/25/15	150,000				53.6100	02/25/22
	02/24/14	150,000				50.6934	02/24/21
								02/28/19					35,000	[5]	3,683,750	[4]
								02/26/18					70,000	[6]	7,367,500	[4]
								02/21/17	67,690	[3]	7,124,373	[4]
Larry M. Hutchison	02/28/19		150,000	[2]		82.5600	02/28/26
	02/26/18		150,000	[2]		87.6000	02/26/25
	02/21/17	75,000	75,000	[2]		77.2600	02/21/24
	02/24/16	62,500	62,500	[1]		50.6400	02/24/26
	02/25/15	150,000				53.6100	02/25/22
	02/24/14	150,000				50.6934	02/24/21
								02/28/19					35,000	[5]	3,683,750	[4]
								02/26/18					70,000	[6]	7,367,500	[4]
								02/21/17	67,690	[3]	7,124,373	[4]
Frank M. Svoboda	02/28/19		65,000	[2]		82.5600	02/28/26
	02/26/18		65,000	[2]		87.6000	02/26/25
	02/21/17	31,000	31,000	[2]		77.2600	02/21/24
	02/24/16	60,000				50.6400	02/24/23
	02/25/15	60,000				53.6100	02/25/22
	02/24/14	28,750				50.6934	02/24/21
								02/28/19					12,000	[5]	1,263,000	[4]
								02/26/18					24,000	[6]	2,526,000	[4]
								02/21/17	21,274	[3]	2,239,089	[4]
W. Michael Pressley	02/28/19		45,000	[2]		82.5600	02/28/26
	02/26/18		60,000	[2]		87.6000	02/26/25
	02/21/17	32,500	32,500	[2]		77.2600	02/21/24
	02/24/16	60,000				50.6400	02/24/23
								02/28/19					12,000	[5]	1,263,000	[4]
								02/26/18					20,000	[6]	2,105,000	[4]
								02/21/17	19,340	[3]	2,035,535	[4]

    42                 GL 2020 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Matthew Darden	02/28/19		40,000	[2]		82.5600	02/28/26
	02/26/18		40,000	[2]		87.6000	02/26/25
	02/21/17	19,000	19,000	[2]		77.2600	02/21/24
								02/28/19					7,500	[5]	789,375	[4]
								02/26/18					15,000	[6]	1,578,750	[4]
								02/21/17	13,538	[3]	1,424,875	[4]
Steven K. Greer	02/28/19		40,000	[2]		82.5600	02/28/26
	02/26/18		40,000	[2]		87.6000	02/26/25
	02/21/17	19,000	19,000	[2]		77.2600	02/21/24
	02/24/16	35,000				50.6400	02/24/23
								02/28/19					8,000	[5]	842,000	[4]
								02/26/18					16,000	[6]	1,684,000	[4]
								02/21/17	9,670	[3]	1,017,768	[4]
1 Stock options vest at the rate of 25% per year over a four-year period commencing on the second anniversary of the grant date, with a ten-year term.
2 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
3 Performance shares to be issued with respect to a three year performance period commencing January 1, 2017 and ending December 31, 2019 based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2020 upon certification of achievement of performance objectives by the Compensation Committee.
4 Calculated using 2019 year-end closing market price of $105.25 per share.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2019 and ending December 31, 2021, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2019.
6 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2018 and ending December 31, 2020, if at all, based upon the degree of satisfaction of three performance criteria. Value reflects next higher performance level, target or maximum, projected at fiscal year-end 2019.

    43                 GL 2020 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2019

	Option Awards			Stock Awards
Executive	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Gary L. Coleman	150,000		8,048,783	55,773	[4]	4,604,619	[10]
Larry M. Hutchison	150,000		8,046,999	55,773	[5]	4,604,619
Frank M. Svoboda	91,250		4,576,175	22,309	[6]	1,841,831	[11]
W. Michael Pressley	60,000		2,056,518	22,309	[7]	1,841,831	[12]
J. Matthew Darden	38,000	[3]	1,230,711	9,295	[8]	767,395	[13]
Steven K. Greer	0		0	8,366	[9]	690,697	[14]
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive retained 8,490 shares in a "modified cashless" option exercise.
4 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period. Executive surrendered to the Company 21,497 of such vested performance shares in payment of withholding taxes due.
5 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period.
6 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period. Executive surrendered to the Company 8,779 of such vested performance shares in partial payment of withholding taxes due.
7 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period. Executive surrendered to the Company 8,779 of such vested performance shares in partial payment of withholding taxes due.
8 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period. Executive surrendered to the Company 3,658 of such vested performance shares in payment of withholding taxes due.
9 Executive acquired shares on February 28, 2019 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2016 - 2018 performance period. Executive surrendered to the Company 2,038 of such vested performance shares in payment of withholding taxes due.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $1,811,944.
11 Shares surrendered to the Company in partial payment of withholding taxes due on vested performance shares were valued at $724,794.
12 Shares surrendered to the Company in partial payment of withholding taxes due on vested performance shares were valued at $724,794.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $302,004.
14 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $168,257.

    44                 GL 2020 Proxy Statement

PENSION BENEFITS AT DECEMBER 31, 2019

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under The Globe Life Inc. Pension Plan (Pension Plan) and the Torchmark Corporation Supplemental Executive Retirement Plan (effective January 1, 2007) (SERP) determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Pension Plan	38	2,519,156	0
	SERP	38	7,649,218	0
Larry M. Hutchison	Pension Plan	34	2,448,685	0
	SERP	34	7,482,289	0
Frank M. Svoboda	Pension Plan	16	1,299,686	0
	SERP	16	3,131,013	0
W. Michael Pressley	Pension Plan	17	1,620,634	0
	SERP	17	3,660,779	0
J. Matthew Darden	Pension Plan	5	299,095	0
	SERP	5	640,752	0
Steven K. Greer	Pension Plan	4	219,471	0
	SERP	4	279,883	0
1 Present value of accumulated benefits is calculated using the December 31, 2019 ASC 715 disclosure assumptions as follows: (a) discount rate of 3.50% for the Pension Plan benefits; (b) discount rate of 3.37% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2018; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires between the ages of 55 and 64, the amount of the Pension Plan benefits is reduced so that if he retires at age 55, the participant will be entitled to 50% of the accrued benefits. Each of the named executive officers, other than Messrs. Darden and Greer, is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2019, $225,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2019, $280,000), not on actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a supplemental executive retirement plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from the Globe Life Inc. Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount

    45                 GL 2020 Proxy Statement

annual limit on qualified pension plan benefits. No benefits will be paid out under the SERP unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 27 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 28, 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment, in connection with stock options issued under the Company’s various incentive plans;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan (or the 2011 Plan, as applicable);
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.
Additionally, in the case of a change in control of the Company, stock options and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2019;
•	the per share price of Company stock is $105.25, which was the closing price of the stock on December 31, 2019;
•
the ages of the NEOs as of December 31, 2019 were Gary L. Coleman (age 66), Larry M. Hutchison (age 65), Frank M. Svoboda (age 58), W. Michael Pressley (age 68), J. Matthew Darden (age 48); and Steven K. Greer (age 47); and

•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination[1]	Involuntary Termination without Cause[1]	Termination for Cause[2]	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated term of option, whichever is shorter	three months after termination of employment or expiration of stated term of option, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated term of option, whichever is shorter	five years from retirement date or expiration of stated term of option, whichever is shorter	remaining balance of term of option, and all options remaining unvested vest in full on retirement date	remaining balance of term of option, and all options remaining unvested immediately vest in full	remaining balance of term of option or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
1Under Age 55
2“Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

    46                 GL 2020 Proxy Statement

Stock options awarded beginning in 2015 to executives age 55 and above (54 and above beginning in 2018) on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.

    47                 GL 2020 Proxy Statement

Performance Shares and Termination of Employment

The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement (Age 60 10% of target award, Age 61 20% of target award, Age 62 40% of target award, Age 63 60% of target award and Age 64 80% of target award). Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.

Termination of Employment—Stock Options and Performance Share Awards
The following table sets out values for outstanding “in the money” stock options and performance share awards that would have been realized by the NEOs as of December 31, 2019 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Gary L. Coleman	Stock Options					33,005,240	33,005,240
	Performance Shares					11,051,250	11,051,250
Larry M. Hutchison	Stock Options					33,005,240	33,005,240
	Performance Shares					11,051,250	11,051,250
Frank M. Svoboda	Stock Options			12,300,982			12,300,982
	Performance Shares						3,683,750
W. Michael Pressley	Stock Options					7,176,000	7,176,000
	Performance Shares					3,368,000	3,368,000
J. Matthew Darden	Stock Options	531,810	1,416,620				2,677,220
	Performance Shares						2,315,500
Steven K. Greer	Stock Options	2,443,160	3,327,970				4,588,570
	Performance Shares						2,210,250

Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to each of the NEOs during their respective lifetimes, effective upon the later of his 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%

    48                 GL 2020 Proxy Statement

Based upon an assumed retirement date of December 31, 2019, Messrs. Coleman and Hutchison would each have $1,995,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda, Pressley, Darden and Greer are not covered by a Retirement Life Insurance Agreement.

Supplemental Executive Retirement Plan

The Torchmark Corporation Supplemental Executive Retirement Plan became effective January 1, 2007. No benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. Assuming the NEOs retired on December 31, 2019, since Messrs. Coleman, Hutchison, Svoboda and Pressley were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Messrs. Darden and Greer are not eligible to retire under the terms of the SERP. The annual benefits payable as of December 31, 2019 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2019 ($)
Gary L. Coleman	568,620
Larry M. Hutchison	539,460
Frank M. Svoboda	156,846
W. Michael Pressley	286,483

Change-in-Control—Stock Options and Performance Share Awards

The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change in control where the new controlling person does not assume or equitably substitute stock options or performance shares, all outstanding options become fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and (2) in the case of a change in control where the new controlling person assumes or equitably substitutes stock options or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change in control, all outstanding options are fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.

For purposes of the 2018 Plan (and the 2011 Plan), a “change in control” generally consists of any one of the following events:

(i)	An acquisition of 25% or more of the Company’s voting securities, but not including:

•
an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;

•	an acquisition of securities by or from the Company;

•	an acquisition of securities by a Company employee benefit plan; or

•	an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.

(ii)
Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).

(iii)	A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:

•
all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;

•
no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and

•	a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

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(iv)	The Company’s stockholders approve a complete liquidation or dissolution of the Company.

Assuming that the change in control occurred on December 31, 2019, the NEOs would have the following intrinsic option values and values for their unissued performance shares awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options ($)	Unissued Performance Shares ($)
Gary L. Coleman	33,005,240	11,051,250
Larry M. Hutchison	33,005,240	11,051,250
Frank M. Svoboda	12,300,982	3,683,750
W. Michael Pressley	7,176,000	3,368,000
J. Matthew Darden	2,677,220	2,315,500
Steven K. Greer	4,588,570	2,210,250

2019 DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	100,000	0	135,005	0	0	0	235,005
Linda L. Addison	0	235,067	0	0	0	0	235,067
Marilyn A. Alexander	112,500	135,022	0	0	0	0	247,522
Cheryl D. Alston	104,167	0	135,005	0	0	0	239,172
David L. Boren[4]	33,333	45,058	0	0	0	0	78,391
Jane M. Buchan	100,000	0	135,005	0	0	0	235,005
Robert W. Ingram	140,000	135,022	0	0	0	0	275,022
Steven P. Johnson	135,000	135,022	0	0	0	0	270,022
Darren M. Rebelez	112,500	135,022	0	0	0	0	247,522
Lamar C. Smith[5]	75,000	135,022	0	0	0	0	210,022
Mary E. Thigpen	120,833	135,022	0	0	0	0	255,855
Paul J. Zucconi[4]	37,500	45,058	0	0	0	0	82,558
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,768 shares of restricted stock awarded to each of Ms. Alexander, Messrs. Ingram, Johnson and Smith, and Ms. Thigpen; 3,078 restricted stock units (RSUs) awarded to Ms. Addison, 590 RSUs awarded to each of Messrs. Boren and Zucconi, and 1,768 RSUs awarded to Mr. Rebelez, all awarded on January 2, 2019.
2 Aggregate outstanding option awards at fiscal year end 2019 are as follows: for Mr. Adair, 43,369 shares; for Ms. Alston, 16,691 shares; for Ms. Buchan, 21,141 shares; and for Mr. Zucconi, 8,354 shares. For Mses. Addison and Alexander, Messrs. Boren, Ingram, Johnson, Rebelez, Smith and Ms. Thigpen, 0 shares.
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 9,474 stock options with an exercise price of $76.37 per share awarded on January 2, 2019 to each of Mr. Adair and Mses. Alston and Buchan.
4 Messrs. Boren and Zucconi retired from the Board on April 25, 2019.
5 Mr. Smith resigned from the Board on October 9, 2019.

DIRECTOR COMPENSATION PHILOSOPHY

The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units and stock options.

    50                 GL 2020 Proxy Statement

PAYMENTS TO DIRECTORS

In 2019, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:
Cash Compensation

•
Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan;

•	The Lead Director receives an additional $40,000 annual retainer in cash, payable in quarterly installments;

•
Annual Board committee chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair and $20,000 for the Chair of the Compensation Committee and $15,000 for the Chair of the Governance and Nominating Committee; and

•	All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.
Equity Compensation

•
Directors are paid $135,000 ($160,000 as of January 1, 2020) of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and

•
If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $160,000 ($160,000 as of January 1, 2020) of market value stock options awarded on the first NYSE trading day of each year.

Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year. Pursuant to the non-employee director sub-plan of the 2018 Plan, upon the date of their initial election to the Board, newly elected non-management directors receive $100,000 of restricted stock valued at the market closing price of Company common stock on that date.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.
Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2019, no non-management director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-management directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months as elected by the director with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2019.

RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS

On October 25, 2006, the Board adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.

    51                 GL 2020 Proxy Statement

At their February 26, 2019 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2019.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

DELINQUENT SECTION 16(a) REPORTS

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were timely and correctly made except:

(i)
One late Form 4 filing was made by each of Marilyn A. Alexander (to reflect surrender of shares to Company to pay withholding taxes related to vesting of restricted stock), David L. Boren and Paul J. Zucconi (to reflect surrender of shares to Company to pay withholding taxes related to payment of restricted stock unit awards), and Steven J. DiChiaro (to reflect the sale of stock).

(ii)
Amended Form 4 filings were made to reflect the sales price range by Charles E. Adair (one form), to correct the direct beneficial ownership amount to reflect inclusion of shares previously reported by Marilyn A. Alexander (one form), to correct the number of dividend equivalent right restricted stock units acquired on restricted stock units by David L. Boren (two forms), to include shares previously omitted from his direct ownership position by David L. Boren (one form), to correct a prior inadvertent filing of an incorrect form by David L. Boren (one form), to correct a transaction code by Steven J. DiChiaro (one form), and to reflect the exercise price by W. Michael Pressley (one form).

PRINCIPAL SHAREHOLDERS

The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2019, as indicated from the most recent Schedule 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	12,415,825 [1]	11.46%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	8,201,039 [2]	7.6%

[1] The Vanguard Group reports the sole power to vote or direct the vote of 148,599 shares, shared power to vote or direct the vote of 28,736 shares, the sole power to dispose of or direct the disposition of 12,245,577 shares and shared power to dispose or to direct the disposition of 170,248 shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 114,240 shares, or .10%, of the common stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 88,724 shares, or .08%, of the common stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
[2] BlackRock, Inc. reports the sole power to vote or direct the vote of 6,992,927 shares and the sole power to dispose or to direct the disposition of 8,201,039 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Company’s common stock. No one person’s interest in the common stock of the Company is more than 5% of the total outstanding common shares.

    52                 GL 2020 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is currently comprised of three directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Steven P. Johnson, who currently serves as Committee Chairman; Cheryl D. Alston and Mary E. Thigpen. All members of the Audit Committee, who served during 2019, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 26, 2020, after review and deliberation, the Board formally reaffirmed the status of Mr. Johnson as the designated audit committee financial expert serving on the Audit Committee (since February 2017) and designated Mary E. Thigpen as an additional audit committee financial expert, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Steven P. Johnson, Chairman
Cheryl D. Alston
Mary E. Thigpen

February 26, 2020

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

    53                 GL 2020 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2019 and 2018 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2019 ($)	2018 ($)
Audit Fees[1]	4,144,257	4,063,033
Audit Related Fees[2]	15,000	181,000
Tax Fees[3]	0	128,488
All Other Fees[4]	45,520	20,520
Total Fees	4,204,777	4,393,041

[1] Fees for audit services billed in 2019 and 2018 consisted of:
(i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
(ii) Review of the Company’s quarterly financial statements; and
(iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
(i) Services related to statutory matters in 2019; and
                (ii) Comfort letters for debt transactions in 2018.
[3] Fees for tax fees consisted of:
                (i) Tax consulting fees in 2018.
[4] Fees for assistance with subsidiary fund review in 2019 and 2018.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES

All audit and non-audit services performed by Deloitte in 2019 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the Disclosure Categories) that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The Chief Financial Officer (CFO) or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s last meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.

    54                 GL 2020 Proxy Statement

PROCEDURAL MATTERS

Solicitation of Proxies

The Board of Globe Life Inc. solicits your proxy for use at the 2020 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00 a.m., Central Daylight Time on Thursday, April 30, 2020. Gary L. Coleman and Larry M. Hutchison are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2 and 3. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.

Record Date, Voting Stock and Quorum

The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2020 Annual Meeting is March 3, 2020 (the Record Date). At the close of business on the Record Date, there were 107,397,179 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2020 Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.

Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-Laws, a nominee will be elected to the Board of the Company at the 2020 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

    55                 GL 2020 Proxy Statement

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.

MISCELLANEOUS INFORMATION

Proposals of Shareholders

In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2021 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 19, 2020. If a shareholder proposal is submitted outside the proposal process mandated by this Securities and Exchange Commission rule, and is submitted instead under the Company’s advance notice By-Law provision (Article II, Section 10 of the By-Laws), the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 31, 2020 nor later than February 14, 2021, together with the necessary supporting documentation required under that By-Law provision.

General

The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $8,500 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2019, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019 and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary

    56                 GL 2020 Proxy Statement

March 19, 2020

    57                 GL 2020 Proxy Statement

APPENDIX A
Non-GAAP Reconciliation

The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per diluted common share (EPS)	Net operating income from continuing operations per diluted common share	Net income earnings per diluted common share (EPS)
Operating income[1]	Net operating income from continuing operations	Net income
Underwriting income or margin[1]	Insurance underwriting income or margin	Net income
NOI ROE[2]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities	Net income as a return on equity (ROE)
Book value per share, excluding net unrealized gains[2]	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share
1 Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Results of Operations for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
2 Shareholders' equity, excluding net unrealized gains or losses on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the fixed maturity available for sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

A-1

Globe Life
Globe Life Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

The Board of Directors Recommends a Vote FOR the Election of Directors, Items 2 and 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Charles E. Adair	☐	☐	☐	1.7 Larry M. Hutchison	☐	☐	☐
1.2 Linda L. Addison	☐	☐	☐	1.8 Robert W. Ingram	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.3 Marilyn A. Alexander	☐	☐	☐	1.9 Steven P. Johnson	☐	☐	☐
1.4 Cheryl D. Alston	☐	☐	☐	1.10 Darren M. Rebelez	☐	☐	☐
1.5 Jane M. Buchan	☐	☐	☐	1.11 Mary E. Thigpen	☐	☐	☐
1.6 Gary L. Coleman	☐	☐	☐				

2. Ratification of Auditors: ☐ For ☐ Against ☐ Abstain

3. Approval of 2019 Executive Compensation: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 30, 2020
10:00 a.m. (CDT)

3700 South Stonebridge Drive
McKinney, Texas 75070

Important notice regarding the Internet availability of Proxy Materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2019 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints Gary L. Coleman and Larry M. Hutchison, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 30th day of April, 2020 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and, in the discretion of the persons named above or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE

www.proxypush.com/GL

Use the Internet to vote your Proxy until 11:59 p.m. (CDT) on April 29, 2020.
Scan code on front for mobile voting.

TELEPHONE

1-866-883-3382

Use a touch-tone telephone to vote your Proxy until 11:59 p.m. (CDT) on April 29, 2020.

MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 27, 2020 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.